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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2017

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09947	No. 06-0853807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Griffin Road North
Windsor, Connecticut 60095
(Address of principal executive offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 21, 2017 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 30, 2017, by and among TRC Companies, Inc., a Delaware corporation (the “Company”), Bolt Infrastructure Parent, Inc., a Delaware corporation (“Parent”), and Bolt Infrastructure Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of New Mountain Partners IV, L.P., a Delaware limited partnership (“New Mountain Capital”).

Item 1.01              Entry into a Material Definitive Agreement.

New Senior Secured Credit Facilities

On the Closing Date, in connection with and substantially concurrent with the closing of the Merger, the Company entered into a credit agreement (the “Credit Agreement”) governing its senior secured credit facilities (the “New Senior Secured Credit Facilities”) with UBS AG, Stamford Branch as administrative agent, collateral agent, and L/C issuer, Parent, certain subsidiaries of the Company acting as guarantors (together with Parent, the “Guarantors”) and the lenders from time to time party thereto.

The New Senior Secured Credit Facilities provide for a seven-year senior secured term loan facility in an aggregate principal amount of $325 million (the “New Term Loan Facility”) and a five-year senior secured revolving credit facility in an aggregate principal amount of $60 million (the “New Revolving Facility”). The proceeds of the New Term Loan Facility were used to fund a portion of the Merger Consideration (as defined below) and to pay fees and expenses incurred in connection therewith.  The term loans under the New Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance due and payable at maturity unless earlier prepaid.

The New Revolving Facility includes a sub-facility for letters of credit. In addition, the Credit Agreement permits the Company to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $68 million and (2) an amount equal to the Company’s trailing twelve-month consolidated EBITDA (as defined in the Credit Agreement) at the time of determination plus (b) an amount equal to all voluntary prepayments of the term loans under the Credit Agreement and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the Credit Agreement, in each case prior to or simultaneous with the date of any such incurrence (to the extent not funded with the proceeds of long-term debt) plus (c) an unlimited additional amount so long as the Company and its restricted subsidiaries under the Credit Agreement (I) in the case of incremental indebtedness that is secured by the collateral on a pari passu basis with the New Senior Secured Credit Facilities, do not exceed a specified pro forma first lien net leverage ratio, (II) in the case of incremental indebtedness that is secured by the collateral on a junior basis with respect to the New Senior Secured Credit Facilities, do not exceed a specified pro forma secured net leverage ratio, and (III) in the case of unsecured incremental indebtedness, do not exceed a specified total net leverage ratio. The lenders under the New Senior Secured Credit Facilities are not under any obligation to provide any such incremental loans or commitments, and any such incremental loans or commitments are subject to certain customary conditions precedent and other provisions.

Interest Rate and Fees

Borrowings under the New Senior Secured Credit Facilities will bear interest, at the Company’s option, at a rate per annum equal to an applicable margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the LIBOR rate as set forth by the ICE Benchmark Administration for the interest period relevant to such borrowing, in each case, subject to interest rate floors.

Prepayments

The New Senior Secured Credit Facilities require mandatory prepayments under certain circumstances, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness. The Company may voluntarily repay outstanding loans under the New Senior Secured Credit Facilities at any time without premium or penalty, other than customary breakage costs with respect to LIBOR loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New Term Loan Facility in connection with certain repricing transactions that occur prior to the date that is six months after the closing of the New Senior Secured Credit Facilities are subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Guarantee and Security

All of the Company’s obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons will be unconditionally guaranteed by Parent, the Company (with respect to hedge agreements and cash management arrangements not entered into by the Company) and each of the Guarantors, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.

All obligations under the New Senior Secured Credit Facilities and certain hedge agreements and cash management arrangements provided by any lender party to the New Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, will be secured, subject to permitted liens and other exceptions, by (a) a perfected first-priority pledge of all the equity interests of the Company, each Guarantor and certain material subsidiaries of the Company and the Guarantors (limited to 65% of voting stock in the case of first-tier material foreign subsidiaries) and (b) perfected first-priority (1) security interests in substantially all tangible and intangible personal property of the Company and the Guarantors and (2) mortgages on material fee-owned real property of the Company and the Guarantors in excess of a specified value (subject to certain other exclusions).

Covenants and Events of Default

The New Senior Secured Credit Facilities contain a number of negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and the Guarantors to:

•	incur additional indebtedness and guarantee indebtedness;

•	create or incur liens;

•	engage in mergers or consolidations;

•	sell, transfer or otherwise dispose of assets;

•	pay dividends and distributions or repurchase capital stock;

•	prepay, redeem or repurchase certain indebtedness;

•	make investments, loans and advances;

•	enter into agreements which limit the ability of the Company and the Guarantors to incur liens on assets; and

•	enter into amendments to certain subordinated indebtedness in a manner materially adverse to the lenders.

The New Revolving Facility contains a springing financial covenant requiring compliance with a maximum ratio of first lien net indebtedness to consolidated EBITDA of 7.10:1.00. The financial covenant will be tested on the last day of each fiscal quarter (commencing with the fiscal quarter ending on September 30, 2017) only if the aggregate principal amount of borrowings under the New Revolving Facility and letters of credit (other than undrawn letters of credit), exceeds 35% of the total commitments under the New Revolving Facility on such day.

The New Senior Secured Credit Facilities also limit Parent’s activities to being a passive holding company and contain certain customary affirmative covenants and events of default for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the New Senior Secured Credit Facilities will be entitled to take various actions and remedies, including the acceleration of amounts due under the New Senior Secured Credit Facilities and certain other customary actions and remedies permitted to be taken by secured creditors.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with and substantially concurrent with the closing of the Merger, the Company and its subsidiaries terminated the Credit Agreement, dated as of January 31, 2017, by and among the Company, Citizens Bank, N.A., as administrative agent, an LC issuer, swingline lender, and sole lead arranger and sole bookrunner, BMO Harris Bank N.A., as an LC issuer and syndication agent, KeyBank, National Association, as documentation agent, and the lenders from time to time party thereto, and all obligations thereunder, other than certain contingent indemnity obligations, were repaid, satisfied and discharged in full.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger became effective at 1:01 p.m. (Eastern time) on the Closing Date, and at such time (the “Effective Time”), each share of common stock, par value $0.10 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares (i) owned by the Company, Parent or Merger Sub or (ii) held by a stockholder who is entitled to, but did not vote in favor of the Merger (or consent thereto in writing) and is entitled to demand and has properly demanded appraisal of such shares) was cancelled and converted into the right to receive cash in an amount per share (subject to any applicable withholding tax) equal to $17.55 per share, without interest (the “Merger Consideration”).

In addition, as of the Effective Time, all outstanding stock options, restricted stock units and performance stock units of the Company (collectively, “Company Equity Awards”) were cancelled and converted into the right to receive a specified amount of cash (subject to any applicable withholding tax), without interest, based on the Merger Consideration, except as otherwise agreed between Parent and certain holders of Company Equity Awards.

The aggregate Merger Consideration paid was approximately $578 million, which, along with fees and expenses related to the Merger, was funded through a combination of (a) common equity contributions by investment funds affiliated with New Mountain Capital, (b) debt financing provided through the New Term Loan Facility and (c) cash on hand from the Company and/or its subsidiaries. In addition, certain employees of the Company elected to forego receipt of approximately $17 million of Merger Consideration in exchange for equity in an affiliate of Parent.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 31, 2017, and is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on the Closing Date that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that, at the Effective Time, each issued and outstanding share of Common Stock (except as described in Item 2.01) was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE file a Form 25 with the SEC to delist and deregister the Common Stock under

Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the Closing Date.  As a result, trading of the Common Stock, which trades under the ticker symbol “TRR” on the NYSE, will be suspended prior to the opening of the NYSE on June 22, 2017.

The Company intends to file a Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right (except as described in Item 2.01) to receive the Merger Consideration).

Item 5.01 Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

As of the Effective Time, in accordance with the Merger Agreement, each of Christopher P. Vincze, F. Thomas Casey, Richard H. Grogan, Stephanie C. Hildebrandt, John A. Carrig, Stephen M. Duff, Kathleen M. Shanahan, Keith B. Trent and Dennis E. Welch voluntarily resigned from the Company’s board of directors and all committees thereof. Immediately following the Effective Time, Christopher P. Vincze, Martin H. Dodd and Jason Greenlaw, the Company’s controller, were appointed as directors of the Company.

Officers

As of the Effective Time, the officers of the Company immediately prior to the Merger remained officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety and the bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. A copy of the amended and restated certificate of incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference, and a copy of the amended and restated bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 30, 2017, by and among TRC Companies, Inc., Bolt Infrastructure Parent, Inc. and Bolt Infrastructure Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 31, 2017).

3.1	Amended and Restated Certificate of Incorporation of TRC Companies, Inc.

3.2	Amended and Restated Bylaws of TRC Companies, Inc.

99.1	Press release of TRC Companies, Inc., dated June 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRC COMPANIES, INC.

Date: June 21, 2017	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 30, 2017, by and among TRC Companies, Inc., Bolt Infrastructure Parent, Inc. and Bolt Infrastructure Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 31, 2017).

3.1	Amended and Restated Certificate of Incorporation of TRC Companies, Inc.

3.2	Amended and Restated Bylaws of TRC Companies, Inc.

99.1	Press release of TRC Companies, Inc., dated June 21, 2017.